UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 23, 2006

CFS BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

INDIANA
(State or Other Jurisdiction of Incorporation)

000-24611	35-2042093
(Commission File Number)	(IRS Employer Identification No.)

707 Ridge Road, Munster, Indiana	46321
(Address of Principal Executive Offices)	(Zip Code)

(219) 836-5500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

On May 23, 2006, CFS Bancorp, Inc. (the "Company") issued a press release announcing the repurchase of an additional 5% of its outstanding common stock.

For additional information, reference is made to the Company’s press release dated May 23, 2006, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto. The press release attached hereto is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for any purpose except otherwise provided herein.

ITEM 9.01 Financial Statements and Exhibits

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits

The following exhibit is filed herewith.

Exhibit Number   Description

99.1   Press Release dated May 23, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CFS BANCORP, INC.

Date: May 25, 2006	By:	/s/ Brian L. Goins
Brian L. Goins
Senior Vice President - Corporate Counsel

THOMAS F. PRISBY, CHAIRMAN

CFS Bancorp, Inc.

707 Ridge Road — Munster, Indiana 46321-1678

May 23, 2006
FOR IMMEDIATE RELEASE

CONTACT: Thomas F. Prisby, Chairman of the Board and Chief Executive Officer
2l9-836-5500

CFS Bancorp, Inc. Announces Additional 5% Share Repurchase

Munster, IN, May 23, 2006 - CFS Bancorp, Inc. (NASDAQ: CITZ) (“Company”) today announced that its Board of Directors has authorized the repurchase of an additional 5% of its outstanding common stock. This latest approval authorizes the Company to repurchase an additional 600,000 of the Company’s outstanding shares. The Company’s previous repurchase program was approved in March 2003 for 1,200,000 shares and has 100,380 shares remaining to be repurchased. The shares repurchased to date under the previous program had an average cost per share of $14.23.

Since its initial public offering in July of 1998, the Company has repurchased 12,672,392 shares at an average price of $11.96. At May 23, 2006, the Company had 11,632,489 shares of common stock outstanding.

CFS Bancorp, Inc. is the parent of Citizens Financial Bank, a $1.3 billion asset federal savings bank. Citizens Financial Bank is an independent bank that provides community banking services and currently operates 21 offices throughout adjoining markets in Chicago’s Southland and Northwest Indiana. The Company maintains a website at www.cfsbancorp.com.

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